Exhibit 10.1

Execution Version

CLASS B UNIT PURCHASE AGREEMENT

by and among

PENN VIRGINIA RESOURCE PARTNERS, L.P.,

RIVERSTONE GLOBAL ENERGY AND POWER FUND V (FT), L.P.

and

RIVERSTONE V PVR HOLDINGS, L.P.

i

ii

Section 7.11	Termination	25
Section 7.12	Recapitalization, Exchanges, Etc. Affecting the Common Units	25
Section 7.13	Costs and Expenses	25

Schedule A — Material Subsidiaries

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Opinion of Vinson & Elkins L.L.P.

Exhibit C — Form of Transfer Application

Exhibit D — Form of Amendment to Limited Partnership Agreement

iii

CLASS B UNIT PURCHASE AGREEMENT

This CLASS B UNIT PURCHASE AGREEMENT, dated as of April 9, 2012 (this “Agreement”), is by and among PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), RIVERSTONE GLOBAL ENERGY AND POWER FUND V (FT), L.P., a Delaware limited partnership (“Riverstone”) and RIVERSTONE V PVR HOLDINGS, L.P., a Delaware limited partnership (the “Purchaser” and collectively with Riverstone, the “Riverstone Parties”).

WHEREAS, the Partnership desires to sell to the Purchaser, and the Purchaser desires to purchase from the Partnership, certain Class B units representing limited partnership interests (“Class B Units”) in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership and the Purchaser will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchaser with certain registration rights with respect to the Class B Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and the Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquisition” means the acquisition by PVR Marcellus Gas Gathering LLC of a 100% membership interest in Chief Gathering LLC pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Membership Interest Purchase and Sale Agreement by and among Chief E&D Holdings LP, Chief Gathering LLC, PVR Marcellus Gas Gathering LLC and Penn Virginia Resource Partners, L.P., dated as of April 9, 2012.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Amendment No. 1 to the Partnership Agreement” means Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, to be adopted effective as of the closing of the Acquisition, and in the form attached as Exhibit I to the Acquisition Agreement.

“Amendment No. 2 to the Partnership Agreement” means Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of the Closing, and in the form attached hereto as Exhibit D.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Class B Units” has the meaning specified in the recitals.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Closing Material Adverse Effect” means any circumstance, change or effect or other matter that would reasonably be expected to materially and adversely affect the business, operations or financial condition of the Partnership and its Subsidiaries and Chief Gathering LLC and its Subsidiaries, taken as a whole (the “Combined Company”); provided, however, that the following shall not be deemed to constitute, create or cause a Closing Material Adverse Effect:

(a) any changes, circumstances or effects that affect generally the oil or gas or coal industries, including, without limitation, fluctuations in the price of and demand for oil or gas or coal, increases in costs of transportation, equipment and raw materials and labor, equipment or transportation disruptions or shortages;

(b) any changes, circumstances or effects that result from international, national, regional, state or local economic conditions, from general developments or conditions in the oil or gas or coal industries, from changes in laws, rules or regulations or from other general economic conditions, facts or circumstances;

(c) seasonal reductions in revenues and/or earnings and/or cash flows of the Combined Company in the ordinary course of business;

(d) any disruption in the purchase or transportation of natural gas produced, processed, transported or otherwise sold by the Combined Company as a result of any shutdown, interruption or declaration of force majeure by any pipeline operator or other purchaser of such products, in each case, that is not due to an act or omission of the Partnership, Chief Gathering LLC or their respective Subsidiaries;

(e) any changes, circumstances or effects that result from any accident, shutdown, interruption or declaration of force majeure by any mine operator or at or with respect to any of the Combined Company’s coal properties leased to third-party mine operators, in each case, that is not due to an act or omission of the Partnership, Chief Gathering LLC or their respective Subsidiaries;

(f) any change, circumstances or effects in the Partnership’s common unit price, credit rating or trading volume, in and of itself, or any failure, in and of itself, by the Partnership and its Subsidiaries or Chief Gathering LLC and its Subsidiaries to meet any financial projection or forecast (it being understood and agreed that, in each case, the underlying cause of such change, circumstance or effect or failure, may constitute, create or cause a Closing Material Adverse Effect);

(g) any changes, circumstances or effects that result from the suspension of trading of listed companies generally on the New York Stock Exchange or from general conditions in financial, banking or securities markets;

(h) any changes, circumstances or effects that result from the consummation, in accordance with their respective terms (without any material amendment, modification or waiver thereof), of any of the transactions contemplated by (i) this Agreement, (ii) the Common Unit Purchase Agreement dated April 9, 2012 by and among the Partnership and the purchasers named therein, (iii) the Membership Interest Purchase and Sale Agreement dated April 9, 2012 by and among Chief E&D Holdings LP and affiliates thereof and the Partnership, (iv) the Bridge Commitment Letter, dated April 9, 2012, by and between the Partnership and the Royal Bank of Canada, (v) the Engagement Letter relating to the Second Amendment to the $1,000,000,000 Senior Secured Revolving Credit Facility, dated April 9, 2012, by and among PVR Finco, LLC, PNC Bank, National Association, Royal Bank of Canada, and the other parties thereto, or (vi) the Commitment Letter relating to the $1,000,000,000 Senior Secured Credit Facility, dated April 9, 2012, by and among PVR Finco, LLC, PNC Bank, National Association, Royal Bank of Canada, and the other parties thereto, or the public announcement thereof; or

(i) any changes, circumstances or effects that result from the effects of conditions or events resulting from an outbreak or escalation of hostilities (whether nationally or internationally), or the occurrence of any other calamity or crisis (whether nationally or internationally), including, without limitation terrorist attacks.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” has the meaning specified in Section 2.1(b).

“Common Units” means common units representing limited partner interests in the Partnership.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Equity Consideration” has the meaning specified in the Acquisition Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” means that certain registration rights agreement by and among the Partnership and Chief E&D Holdings, LP to be dated as of the closing date of the Acquisition.

“General Partner” means Penn Virginia Resource GP, LLC, a Delaware limited liability company.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Material Adverse Effect” has the meaning specified in Section 3.1.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement and Amendment No. 2 to the Partnership Agreement or any amendments, supplements, continuations or modifications thereto.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated March 10, 2011, and as of the Closing Date, as amended by Amendment No.1 to the Partnership Agreement and Amendment No. 2 to the Partnership Agreement.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Entities” and each a “Partnership Entity” means the General Partner, the Partnership, and each of the Partnership’s Subsidiaries listed on Schedule A to this Agreement.

“Partnership Related Parties” has the meaning specified in Section 6.2.

“Partnership SEC Documents” has the meaning specified in Section 3.11.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“PIPE Unit Purchase Agreement” means that certain Unit Purchase Agreement dated as of the date hereof by and among the Partnership and various institutions named therein, providing for the sale by the Partnership of 8,780,487 Common Units on the terms and subject to conditions set forth therein.

“PIPE Registration Rights Agreement” means the Registration Rights Agreement to be dated the closing date of the PIPE Unit Purchase Agreement by and among the Partnership and various institutions named therein, providing for certain registration rights relating to the Common Units purchased pursuant to the PIPE Unit Purchase Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means the number of Class B Units equal to the aggregate Purchase Price divided by the Class B Unit Price.

“Purchase Price” means $400 million.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Director” has the meaning set forth in Amendment No. 2 to the Partnership Agreement.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Scheduled Acquisition Closing Date” means the date the closing of the Acquisition is scheduled to occur, as indicated in writing by the Partnership to Purchaser no later than two (2) Business Days and no earlier than three (3) Business Days prior to such date.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act. For the avoidance of doubt, Subsidiaries to be acquired by PVR Marcellus Gas Gathering LLC pursuant to the Acquisition Agreement shall not be deemed to be Subsidiaries of the Partnership for purposes of this Agreement unless the closing of the Acquisition occurs prior to the Closing.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, at the Closing, (i) the Partnership hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase (and Riverstone hereby agrees to cause the Purchaser to purchase) from the Partnership the Purchased Units, and (ii) the Purchaser agrees to pay (and Riverstone hereby agrees to cause the Purchaser to pay) the Partnership the Class B Unit Price for each Purchased Unit as set forth in paragraph (b) below.

(b) The amount per Class B Unit the Purchaser will pay to the Partnership to purchase the Purchased Units (the “Class B Unit Price”) hereunder shall be (i) $18.91, minus (ii) the product of (A) the amount of the distribution per Common Unit declared and paid by the Partnership in respect of the first fiscal quarter of 2012 of the Partnership and (B) a fraction, (I) the numerator of which is the number of calendar days in the period from and including the date of hereof to but excluding the date such distribution is paid and (II) the denominator of which is the number of days within such fiscal quarter.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York, or such other location as mutually agreed by the parties, and upon the first Business Day following the satisfaction or valid waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing, but subject to the satisfaction or valid waiver thereof at Closing) (the date of such closing, the “Closing Date”).

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b) the closing of the Acquisition shall have occurred, or shall occur concurrently with the Closing, in accordance with the terms and conditions of the Acquisition Agreement,

without any material amendment, modification or waiver of such terms and conditions that has not been approved in writing by Purchaser.

Section 2.4 Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(b) (i) the representations and warranties of the Partnership (A) set forth in Sections 3.1, 3.2 and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only, it being expressly understood and agreed that representations and warranties expressly made in the text of such representation and warranty “As of the date hereof” or “As of the date of this Agreement”, or a similar phrase, are made as of April 9, 2012, and will not be required to be true and correct as of the Closing Date);

(c) the NYSE shall have authorized, upon official notice of issuance, the listing of the Common Units issuable upon conversion of the Class B Units, as set forth in Amendment No. 2 to the Partnership Agreement;

(d) no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(e) no Closing Material Adverse Effect shall have occurred and be continuing;

(f) Amendment No. 2 to the Partnership Agreement, in the form attached as Exhibit A to this Agreement shall have been duly adopted by and on behalf of the Partnership and be in full force and effect;

(g) the Partnership shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Partnership’s closing deliveries described in Section 2.6;

(h) the debt financing contemplated by the debt commitment letter between the Partnership and Royal Bank of Canada, in substantially the form provided to Riverstone prior to execution hereof, or substitute debt financing on terms and conditions that are not in the aggregate materially less favorable to the Partnership, shall have been consummated; and

(i) the execution and delivery by Partnership of the Registration Rights Agreement.

Section 2.5 Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only); and

(b) the Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing the Purchaser’s closing deliveries described in Section 2.7.

Section 2.6 Deliveries by the Partnership. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to the Purchaser:

(a) The Purchased Units credited to book-entry accounts maintained by the transfer agent, bearing the legend or restrictive notation set forth in Section 4.10, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(c) A cross receipt executed by the Partnership and delivered to the Purchaser certifying that it has received the Purchase Price from the Purchaser as of the Closing Date;

(d) An opinion addressed to the Purchaser from Vinson & Elkins L.L.P., legal counsel to the Partnership, dated as of the Closing, in the form and substance attached hereto as Exhibit B;

(e) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of the Partnership, in their capacities as such, stating that:

(i) The Partnership has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(ii) No Closing Material Adverse Effect shall have occurred and be continuing; and

(iii) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Partnership are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(f) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the Certificate of Limited Partnership of the Partnership, as amended, and the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to the Partnership:

(a) Payment to the Partnership of the Purchase Price by wire transfer of immediately available funds to an account designated by Partnership at least two Business Days prior to the Closing Date;

(b) A transfer application in substantially the form attached hereto as Exhibit C, which shall have been duly executed by the Purchaser; and

(c) A certificate from the Purchaser, dated the Closing Date and signed by an appropriate officer of the Purchaser, in his or her capacity as such, stating that:

(i) the Purchaser has performed and completed with the covenants and agreements contained in this Agreement that are required to be performed and complied with it on or prior to the Closing Date; and

(ii) the representations and warranties of the Purchaser that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of the Purchaser are true and correct in all material respects as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchaser as follows:

Section 3.1 Existence. Each of the Partnership Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify as a foreign limited liability company, limited partnership or corporation would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities, taken as a whole, (ii) subject the limited partners of the Partnership to any material liability or disability or (iii) materially impair the ability of the Partnership Parties to perform their obligations under this Agreement or any Operative Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

Section 3.2 Purchased Units; Capitalization.

(a) On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class B Units as set forth in the Partnership Agreement.

(b) The General Partner is the sole general partner of the Partnership and owns a non-economic management interest in the Partnership; such non-economic management interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such non-economic management interest free and clear of any Liens.

(c) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 79,082,088 Common Units. All outstanding Common Units and the limited partner interests represented thereby are duly authorized, validly issued and fully paid (to the extent required by the Partnership Agreement) and nonassessable.

Section 3.3 Material Subsidiaries. The Partnership owns, directly or indirectly, 100% of the equity interests of the Material Subsidiaries listed in Schedule A hereto; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Material Subsidiary, and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Material Subsidiary); and the Partnership owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Partnership SEC Documents.

Section 3.4 No Conflict. None of (i) the offering, issuance and sale by the Partnership of the Purchased Units, the Equity Consideration and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents, the agreements contemplated by the Debt Commitment Letter (or in respect of any substitute debt financing) and the Acquisition Agreement by the Partnership or any of its Affiliates party thereto, or (iii) the consummation of the transactions contemplated hereby or thereby (1) constitutes or will constitute a violation of the Partnership Agreement, the Sixth Amended and Restated Limited Liability Company Agreement of the General Partner or the other organizational documents of any of the Partnership Entities, (2) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other contract, agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective Properties may be bound, (3) violates or will violate any statute, Law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body directed to any of the Partnership Entities or any of their respective Properties in a proceeding to which any of them or their respective Property is or was a party or may be bound, or (4) results or will result in the creation or imposition of any Lien upon any of the respective Property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (2), (3) or (4), would, individually or in the aggregate, have a Material Adverse Effect.

Section 3.5 Authority. Subject to the adoption of Amendment No. 2 to the Partnership Agreement at or prior to Closing, the Partnership has all requisite power and authority to issue, sell and deliver the Purchased Units on the Closing Date, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. Subject to the adoption of Amendment No. 2 to the Partnership Agreement at or prior to Closing, all partnership or limited liability company action, as the case may be, required to be taken by the General Partner and the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Operative Documents, the agreements contemplated by the Debt Commitment Letter (or in respect of any substitute debt financing) and the Acquisition Agreement, and the consummation of the transactions contemplated hereby and thereby has been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the adoption of Amendment No. 1 to the Partnership Agreement, Amendment No. 2 to the Partnership Agreement, the Partnership’s issuance and sale of the Purchased Units to the Purchaser or the Equity Consideration pursuant to the Acquisition Agreement and all requisite limited liability company action required to be taken by the General Partner in respect thereof has been taken.

Section 3.6 Approvals. Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is or will be required in connection with the execution, delivery or performance by the Partnership of any of the Operative Documents to which it is or will be a party or the Partnership’s issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.7 Compliance with Laws. As of the date hereof, neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be adopted or delivered at the Closing Date, will be, validly executed and where applicable delivered by the Partnership or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of the Partnership or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.9 Valid Issuance; No Options or Preemptive Rights of Common Units

(a) The Purchased Units to be issued and sold by the Partnership to the Purchaser hereunder (i) have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable, free and clear of all Liens created by or as a result of actions taken or authorized by the Partnership and (ii) will be issued in compliance with all applicable rules of NYSE.

(b) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class B Units as are reflected in Amendment No. 2 to the Partnership Agreement.

(c) The Common Units issuable upon conversion of the Purchased Units, the Class B Units issuable to holders of Class B Units as a distribution in kind on the Class B Units and the Common Units issuable as liquidated damages under the Registration Rights Agreement and, in each case, the limited partner interests represented thereby, (i) have been duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable, free and clear of all Liens created by or as a result of actions taken or authorized by the Partnership and (ii) will be issued in compliance with all applicable rules of NYSE.

(d) The holders of outstanding Common Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units or Class B Units; and, except pursuant to the Acquisition Agreement and the PIPE Purchase Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

Section 3.10 No Registration Rights. Except as contemplated by this Agreement, the Partnership Agreement, the Acquisition Agreement, the Registration Rights Agreement, the PIPE Registration Rights Agreement and the Existing Registration Rights Agreement there are no contracts, agreements or understandings between the Partnership and any

Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.11 Periodic Reports. The Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Partnership SEC Documents”) have been filed with the Commission on a timely basis. The Partnership SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Partnership SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Partnership and the General Partner and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Except as disclosed in the Partnership SEC Documents, the Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.12 Litigation. Except as described in the Partnership SEC Documents, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any Property or asset of any Partnership Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any the Partnership entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

Section 3.13 No Material Adverse Change. As of the date hereof, since December 31, 2011, there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties, prospects or business of the Partnership Entities, taken as a whole, except for the matters set forth in the Current Report on Form 8-K to be filed on April 9, 2012, relating to the impairment charge and in substantially the same form as the Form 8-K that was provided to the Purchaser prior to execution hereof.

Section 3.14 Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.15 No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.16 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.7 and Section 4.8, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.17 No Integration. Neither the Partnership nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Purchased Units in a manner that would require registration under the Securities Act.

Section 3.18 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.

Section 3.19 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20 Form S-3 Eligibility. As of the date hereof, the Partnership has been, since the time of filing its most recent Form S-3 Registration Statement, and continues to be, eligible to use Form S-3.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Riverstone Parties, severally and jointly, hereby represents and warrants to the Partnership that:

Section 4.1 Existence. Each Riverstone Party is duly organized and validly existing and in good standing under the Laws of its respective jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Riverstone Control of Purchaser

As of the date hereof, Riverstone and its Affiliates own beneficially and of record 100% of the outstanding equity interest of the Purchaser. Riverstone possesses the power to direct or cause the direction of the management and policies of the Purchaser through the ownership of voting securities, by contract or otherwise. The Purchaser has no indebtedness and no substantial assets other than, at the Closing, the Class B Units, and is not engaged in any business other than the entry into this Agreement and, at the Closing, the ownership of the Class B Units.

Section 4.3 Authorization, Enforceability. Each Riverstone Party has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Riverstone Parties of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Riverstone Parties; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Riverstone Parties, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.4 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Riverstone Parties and the consummation by the Riverstone Parties of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Riverstone Parties are a party or by which the Riverstone Parties are bound or to which any of the property or assets of the Riverstone Parties are subject, (b) conflict with or result in any violation of the provisions of the respective organizational documents of the Riverstone Parties, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Riverstone Parties or the property or assets of the Riverstone Parties, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.5 Certain Fees. No fees or commissions are or will be payable by the Riverstone Parties to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Each Riverstone Party agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Riverstone Parties in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.6 No Side Agreements. There are no other agreements by, among or between the Riverstone Parties and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.7 Investment. The Purchased Units are being acquired for the Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom the Purchaser exercises discretionary investment authority (all of whom the Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so under applicable Law only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.8 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.9 Restricted Securities. Each Riverstone Party understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Riverstone Party represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.10 Legend; Restrictive Notation. Each Riverstone Party understands that the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Units will bear the legend or restrictive notation required by the Partnership Agreement as well as the following legend or restrictive notation: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and the Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Other Actions. The Partnership shall (i) cause Amendment No. 2 to the Partnership Agreement to be adopted immediately prior to the issuance of the Purchased Units, (ii) file prior to the Closing a supplemental listing application with the NYSE to the Common Units underlying the Purchased Units and (iii) file prior to the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units a supplemental listing application with the NYSE to list the Common Units underlying such Class B Units issued as a distribution in kind.

Section 5.3 Use of Proceeds. The Partnership shall use the proceeds from the sale of the Purchased Units to partially fund the Acquisition.

Section 5.4 Standstill. Without limiting any rights or actions of any Purchaser Director or any rights of the Riverstone Parties to designate and appoint any Purchaser Director, the Riverstone Parties agree that for a period ending on the earlier of (x) five (5) years from the Closing Date or (y) such time as the Purchaser ceases to beneficially own at least 10% of the outstanding equity securities of the Partnership that, unless the Partnership otherwise consents in writing, (1) neither the Riverstone Parties nor any of their controlled Affiliates will, directly or indirectly (i) acquire, or offer or agree to acquire, beneficial ownership of additional equity securities of the Partnership, except pursuant to an offering by the Partnership or to maintain its initial percentage ownership of the outstanding equity securities of the Partnership, (ii) make, or in any way participate in, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules under the Exchange Act), whether subject to or exempt from the proxy rules, or seek to advise any person with respect to the voting of the outstanding equity securities of the Partnership; (iii) make any public announcement with respect to, or submit a written proposal for, or written offer of any merger, consolidation or business combination involving the Partnership, (iv) knowingly form, join or any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with any un-Affiliated third party or parties with respect to the outstanding equity securities of the Partnership or (v) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or knowingly advise, assist or encourage, any other persons in connection with any of the foregoing; and (2) the Riverstone Parties and their controlled Affiliates shall vote the equity securities of the Partnership they beneficially own in favor of the state of directors recommended for election by the nominating and governance committee of the board of directors.

Section 5.5 Transfer Restriction.

Without the prior written consent of the Partnership, the Purchaser will not, during the period commencing on the date hereof and ending on July 1, 2014, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of its Purchased Units to any Person other than an Affiliate of Purchaser that remains such an Affiliate during such period or (ii) enter into any hedge, swap, future, collar, put, call, floor, cap, option or similar derivative product or instrument that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another such Person, in whole or in part, any of the economic consequences of ownership of its Purchased Units (or the Common Units into which its Purchased Units are Convertible); provided, that notwithstanding the foregoing, nothing in this Section 5.5 shall prevent or restrict Purchaser (x) from entering into any bona fide debt financing transaction or pledge of, or grant of any lien or security interest in, the Purchased Units in connection therewith or (y) in taking any action with respect to its Common Units following conversion of the Purchased Units into such Common Units.

Section 5.6 Riverstone Control of Purchaser

For so long as the Purchaser owns any Class B Units or Common Units issuable upon conversion of the Class B Units that entitle Purchaser to designate and appoint Purchaser Directors pursuant to the Partnership Agreement (i) Riverstone and its Affiliates shall at all times own beneficially and of record greater than 50% of the outstanding equity interests of the Purchaser, (ii) Riverstone and its Affiliates shall possess the power to direct or cause the direction of the management and policies of the Purchaser through the ownership of voting securities, by contract or otherwise and (iii) the Purchaser shall not engage in any other business other than the management and ownership of the Class B Units or Common Units issuable upon the conversion of the Class B Units.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Partnership. The Partnership agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations or warranties, in each case, when made and as of the Closing Date as if made again on the Closing Date (except with respect to representations and warranties made as of a specific date, in which case solely as of such date), or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, (a) consequential damages shall not be deemed to include diminution in value of the Purchased Units (and Class B Units issued as a distribution in kind in respect thereof or in respect of such Class B Units and Common Units issued upon conversion of any such Purchased Units and Class B Units), which shall be specifically included in damages recoverable by Purchaser Related Parties hereunder and (b) Purchaser Related Parties shall further be able to recover any special, consequential or punitive damages that are components of damages paid to third parties by such Purchaser Related Parties.

Section 6.2 Indemnification by Riverstone Parties. The Riverstone Parties agrees, jointly and severally, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations or warranties, in each case, when made and as of the Closing Date as if made again on the Closing Date (except with respect to representations and warranties made as of a specific date, in which case solely as of such date), or covenants of the Riverstone Parties contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, Partnership Related Parties shall be able to recover any special, consequential or punitive damages that are components of damages paid to third parties by such Partnership Related Parties. Notwithstanding anything to the contrary contained in this Agreement, no current, former or future Affiliate, general or limited partner, equity-holder, director, officer, manager, employee, agent, successor or assign of any Riverstone Party or of any Affiliate thereof (collectively, “Non-Recourse Riverstone Parties”), other than any Riverstone Party, shall have any liability or obligation hereunder or in respect of the transactions contemplated hereby (at law or in equity, whether in tort, contract or otherwise), and from and after Closing, any claim as a result of, arising out of, or in any way related to any breach of any representation, warranty, covenant or agreement by the Riverstone Parties shall be made solely against the Purchaser, and neither Riverstone, nor any Riverstone Non-Recourse Party other than Purchaser, shall have any liability or obligation hereunder or in respect thereof (at law or in equity, whether in tort, contract or otherwise), and the Partnership on behalf of itself and the Partnership Related Parties and its and their respective Affiliates hereby irrevocably waives any claims or rights (at law or in equity, whether in tort, contract or otherwise) it or any Partnership Related Party, or its and their respective Affiliates, may have with respect to this Agreement or the transactions contemplated hereby (i) against any Non-Recourse Riverstone Party other than any Riverstone Party, whether before or after Closing and (ii) from and after Closing against any Riverstone Party other than the Purchaser.

Section 6.3 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure and then solely to the extent of any liability attributable to such material prejudice. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. The words “Agreement”, “herein”, “hereunder”, and words of similar import refer to this Agreement as a whole and not to any particular section or subsection thereof, unless expressly so limited. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.8, 3.9, 3.13, 3.14, 3.15, 3.16, 3.18, 3.19, 4.5, 4.6, 4.8, 4.9 and 4.10 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or the Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Riverstone Parties pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. Subject to Section 7.4, no failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document (except in the case of the Partnership Agreement, for amendments adopted pursuant to the terms thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Partnership from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.4 Limitation on Assertion of Closing Material Adverse Effect.

(a) The Riverstone Parties agree that, if the conditions set forth in Sections 2.3, 2.4 and 2.5 have been satisfied as of the Scheduled Acquisition Closing Date (or would be satisfied at Closing if the Closing were to occur on the Scheduled Acquisition Closing Date, including conditions that would be satisfied by virtue of the Purchaser purchasing the Purchased Units hereunder) and the Riverstone Parties do not intend to effect the Closing on the Scheduled Acquisition Closing Date based on a claim that the condition in Section 2.4(e) has not been satisfied, Purchaser shall provide the Partnership written notice of such claim no later than 10:00 a.m. Central Time on the Scheduled Acquisition Closing Date, which notice shall be accompanied, or preceded, by payment to the Partnership of $8,000,000 ($8 million), by wire transfer of immediately available funds to an account designated by Partnership at least two Business Days prior to the Scheduled Acquisition Closing Date.

(b) The Riverstone Parties agree that failure by them to comply with the provisions of Section 7.4(a) shall act as an irrevocable waiver of any right on their part to claim or allege that a Closing Material Adverse Effect has occurred.

(c) The Parties agree that the payment provided in Section 7.4(a) above is not in the nature of liquidated damages and shall not in any way restrict or limit any remedies that may be available to the Partnership hereunder by virtue of the Riverstone Parties’ failure to purchase the

Purchased Units hereunder in violation or breach by the Riverstone Parties of the terms of this Agreement.

Section 7.5 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, the Riverstone Parties, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of the Partnership. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to Riverstone or the Purchaser:

Riverstone Global Energy and Power Fund V, LP

712 Fifth Avenue, 51st Floor

New York, New York 10019

Attn: Stephen S. Coats

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Charles E. Carpenter

(b) If to Penn Virginia Resource Partners, L.P.:

Five Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, Pennsylvania 19087

Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, NY 10103

Attention: Allan Reiss

or to such other address as the Partnership or the Riverstone Parties may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Removal of Legend. In connection with a sale of the Purchased Units by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and the Partnership a broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in the Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.10(a), and the Partnership shall bear all costs associated therewith. After the Purchaser or its permitted assigns have held the Purchased Units for one year, if the book-entry account of such Purchased Units still bears the notation of the restrictive legend referred to in Section 4.10(a), the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.10(a) from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Units have been held.

Section 7.8 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Partnership or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of the Purchaser, upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) upon the termination of the Acquisition Agreement; or

(iii) if the Closing shall not have occurred by July 9, 2012.

(c) In the event of the termination of this Agreement as provided in this Section 7.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 5.3, Section 5.4, Article VI and Section 7.4(c) of this Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.12 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 7.13 Costs and Expenses. Without limiting Article 6, each party hereto shall be responsible for such party’s own expenses in connection with this Agreement and the transactions contemplated hereby, except that the Partnership will pay up to $50,000 of the reasonable out of pocket fees and expenses (including the reasonable fees and expenses of counsel) incurred by the Purchaser and its Affiliates in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	PENN VIRGINIA RESOURCE GP, LLC
(its General Partner)

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Chief Financial Officer

Signature Page to Unit Purchase Agreement

Riverstone Global Energy and Power Fund V (FT), L.P.

By:	Riverstone Energy Partners V, L.P.,
(its General Partner)

By:	Riverstone Energy GP V, LLC,
(its General Partner)

By:	/s/ Andrew W. Ward
	Name:	Andrew W. Ward
	Title:	Managing Director

Riverstone V PVR Holdings, L.P.

By:	Riverstone Energy Partners V, L.P.,
(its General Partner)

By:	Riverstone Energy GP V, LLC,
(its General Partner)

By:	/s/ Andrew W. Ward
	Name:	Andrew W. Ward
	Title	Managing Director

Signature Page to Unit Purchase Agreement

Schedule A Material Subsidiaries

Name	Jurisdiction of Organization
PVR Finco LLC	Delaware
Penn Virginia Operating Co., LLC	Delaware
PVR Midstream LLC	Delaware
PVR Gas Resources LLC	Delaware
PVR North Texas Gas Gathering LLC	Delaware
PVR Gas Processing LLC	Oklahoma
PVR Natural Gas Gathering LLC	Oklahoma
PVR Cherokee Gas Processing LLC	Oklahoma
Fieldcrest Resources LLC	Delaware
Toney Fork LLC	Delaware
Loadout LLC	Delaware
PVR Marcellus Gas Gathering, LLC	Delaware
Kanawha Rail LLC	Virginia

Schedule A to Unit Purchase Agreement

Exhibit A – Form of Registration Rights Agreement

Exhibit A to Unit Purchase Agreement

FORM OF

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

PENN VIRGINIA RESOURCE PARTNERS, L.P.

AND

RIVERSTONE V PVR HOLDINGS, L.P.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2012 by and among Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Partnership”) and Riverstone V PVR Holdings, L.P., a Delaware limited partnership (the “Investor”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Class B Unit Purchase Agreement, dated as of April 9, 2012 by and among the Partnership and the Investor (the “Unit Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investor pursuant to the Unit Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Unit Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Automatic Shelf Registration Statement” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Conversion Date” means, with respect to each Class B Unit, the date when such Class B Unit converts into Common Units at the election of either Investor or the Partnership pursuant to the Partnership Agreement Amendment.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“General Partner” means Penn Virginia Resource GP LLC, a Delaware limited liability company.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Investor” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(c) of this Agreement.

“Liquidated Damages Multiplier” means the product of the Common Unit Price times the number of Common Units issued upon conversion of the Class B Units that may not be disposed of without restriction pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Purchased Units” has the meaning specified for “Purchased Units” in the Unit Purchase Agreement.

“Registrable Securities” means (i) Common Units issued upon the conversion of the Class B Units and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(c) of this Agreement. In no event will the Class B Units be Registrable Securities.

“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“VWAP Price” as of a particular date means the volume-weighted average trading price of a Common Unit on the national securities exchange on which the Common Units are listed or admitted to trading, calculated over the consecutive 30-trading day period ending on the close of trading on the trading day immediately prior to such date.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof or (e) the date on which such Registrable Security may be sold pursuant to any section of Rule 144 of the Securities Act (or any similar provision then in force under the Securities Act) without restriction.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Traditional Registration Statement. No later than 15 days following the Conversion Date in which over $100.0 million of the Class B Units are converted into Common

Units, the Partnership shall prepare and file a registration statement (the “Registration Statement”) under the Securities Act with respect to all of the Registrable Securities. The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership and which provides for the resale methods requested by the Holders as contemplated hereby. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or as soon as practicable after the Conversion Date. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b) Automatic Shelf Registration Statement. The Partnership shall prepare and file a registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act (the “Automatic Shelf Registration Statement”) with the SEC as promptly as practicable after the Conversion Date (but in no event no more than 15 days after such date) covering the Registrable Securities, which shall contain a Prospectus in such form as to permit any Holder to sell its Registrable Securities at any time beginning on or after the filing thereof with the SEC pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the SEC. If the Partnership is not eligible to use an Automatic Shelf Registration Statement to register the Registrable Securities at the Conversion Date, it shall not have any obligation under this Section 2.02(b) or any liability for failure to file the Automatic Shelf Registration Statement.

(c) Failure to Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective within 120 days after the Conversion Date, then each Holder shall be entitled to a payment (with respect to the Purchased Units of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60 days following the 120th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”); provided, however, the aggregate amount of Liquidated Damages payable by the Partnership under this Agreement to each Holder shall not exceed

5.00% of the Liquidated Damages Multiplier with respect to such Holder. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Partnership may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the VWAP Price calculated as of the date on which the Liquidated Damages payment is due, less a discount to such average closing price of 2.00%. The payment of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) the Purchased Units of such Holder becoming eligible for resale without restriction under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that such Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Partnership is unable to cause a Registration Statement to go effective within 120 days after the applicable Conversion Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion.

Section 2.02 Piggyback Rights.

(a) Participation. In the event the Registrable Securities may not be disposed of without restriction pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, if the Partnership proposes to file (i) a shelf registration statement other than the registration statements contemplated by Section 2.01(a) and Section 2.01(b), (ii) a prospectus supplement to an effective shelf registration statement, other than the registration statements contemplated by Section 2.01(a) and Section 2.01(b) of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $10.0 million of the then-outstanding Registrable Securities (based on the Common Unit Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter that the inclusion of such Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by the Holder. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a).

(b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises the Partnership that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities then owned by such Selling Holder by (y) the aggregate number of Registrable Securities then owned by all Selling Holders plus the aggregate number of Parity Securities then owned by all holders of Parity Securities that are participating in the Underwritten Offering.

(c) Termination of Piggyback Registration Rights. Each Holder’s rights under Section 2.02 shall terminate upon the first to occur of (i) such Holder (together with its Affiliates) ceasing to hold at least $10.0 million of Registrable Securities (based on the Common Unit Price) and (ii) two years after the final Conversion Date. Each Holder shall notify the Partnership in writing when such Holder holds less than $10.0 million of Registrable Securities (based on the Common Unit Price).

Section 2.03 Delay Rights.

Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, Automatic Shelf Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement, Automatic Shelf Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, Automatic Shelf Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement, Automatic Shelf Registration Statement or other registration statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement, Automatic Shelf Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or Automatic Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 60 Business Days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the sixty-first (61st) Business Day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “180th day,” as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders. Liquidated Damages pursuant to this paragraph shall cease upon the Purchased Units of such Holder becoming eligible for resale without restriction under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that each Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

Section 2.04 Underwritten Offerings.

(a) General Procedures. In the event that one or more Holders elects to dispose of at least $50.0 million of Registrable Securities under the Registration Statement or Automatic Shelf Registration Statement pursuant to an Underwritten Offering, the Partnership shall, upon request by such Holders, retain underwriters in order to permit such Holders to effect such sale though an Underwritten Offering. In connection with any Underwritten Offering under this Agreement, the holders of a majority of the Registrable Securities being disposed of pursuant to the Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the reasonable consent of the Partnership. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership shall not be required to participate in more than two (2) Underwritten Offerings per year pursuant to this Section 2.04 for the first two (2) years following the final Conversion Date or more than one (1) Underwritten Offering per year pursuant to this Section 2.04 thereafter.

Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and Automatic Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement and Automatic Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement or Automatic Shelf Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement, Automatic Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement, Automatic Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement, Automatic Shelf Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement, Automatic Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement, Automatic Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.06 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in the Registration Statement, Automatic Shelf Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder owning $10.0 million or more of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities for up to 60 calendar days beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.08 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

In addition, except as otherwise provided in Section 2.09 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a), Automatic Shelf Registration Statement pursuant to Section 2.01(b) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 2.09 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement, Automatic Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement, Automatic Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Investor by the Partnership under this Article II may be transferred or assigned by the Investor to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Investor, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10.0 million of Registrable Securities (based on the Common Unit Price), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Investor under this Agreement.

Section 2.12 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to the Investor:

Riverstone V PVR Holdings, L.P.

712 Fifth Avenue, 51st Floor

New York, New York 10019

Attn: Stephen S. Coats

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Charles E. Carpenter

(b) if to a transferee of the Investor, to such Holder at the address provided pursuant to Section 2.11 above; and

(c) if to the Partnership:

Penn Virginia Resource Partners, L.P.

100 Matsonford Road

Five Radnor Corporate Center, Suite 500

Radnor, PA 19087

Attention: General Counsel

Facsimile: 610.212.2144

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, NY 10103

Attention: Allan Reiss

Facsimile: 917.849.5363

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Investor under this Agreement may be transferred or assigned by such Investor only in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investor (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that the Investor may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the foregoing, as such, for any obligations of the Investor under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of an Investor hereunder.

Section 3.15 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Investor under this Agreement, such action shall be in such Investor’s sole discretion unless otherwise specified.

[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	PENN VIRGINIA RESOURCE GP LLC
(its General Partner)

By:
Rob Wallace
Executive Vice President and Chief Financial Officer

Signature Page to Registration Rights Agreement

Riverstone V PVR Holdings, L.P.

By:	Riverstone Energy Partners V, L.P.,
(its General Partner)

By:	Riverstone Energy GP V, LLC,
(its General Partner)

By:
Name: Title:

Signature Page to Registration Rights Agreement

Exhibit B – Form of Opinion of Vinson & Elkins L.L.P.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Class B Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Purchaser and dated the Closing Date in form satisfactory to the Purchaser, stating that:

(i) Each of the Partnership and the General Partner is a validly existing limited partnership or limited liability company, respectively, in good standing under the laws of the State of Delaware. The Partnership has all requisite limited partnership power and authority under the laws of the State of Delaware necessary (a) to own its properties and carry on its business as its business is now being conducted as described in the Partnership SEC Documents, (b) to enter into and perform its obligations under the Operative Documents and (c) to offer, issue and sell the Purchased Units as provided in the Purchase Agreement.

(ii) To our knowledge, except (a) as described in the Partnership SEC Documents filed prior to the date of the Purchase Agreement and (b) as provided in the Acquisition Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership arising under any agreement filed with the Commission by the Partnership.

(iii) The Purchased Units to be issued and sold to the Purchaser by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iv) Except for the approvals required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, filing, declaration, qualification or registration with, any Governmental Authority is required for the issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance by the Partnership of the Operative Documents or the consummation of the transactions contemplated by the Operative Documents, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(v) Assuming the accuracy of the representations and warranties of the Purchaser and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Units by the Partnership to the Purchaser solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided that such counsel will express no opinion as to any subsequent sale.

Exhibit B to Unit Purchase Agreement

(vi) The holders of outstanding Common Units are not entitled to statutory, preemptive or, to our knowledge, other similar contractual rights to subscribe for the Purchased Units.

(vii) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) None of the offering, issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance of the Operative Documents by the Partnership or the consummation of the transactions contemplated thereby conflicts or will conflict with, or results or will result in a breach or violation of (A) the Partnership Agreement, (B) any agreement filed or incorporated by reference as an exhibit to Partnership’s Annual Report on Form 10-K for the period ended December 31, 2011 or (C) the Delaware LP Act or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (ix) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

(ix) Each of Operative Documents has been duly authorized and validly executed and delivered by the Partnership and the General Partner, as the case may be, and constitutes a valid and binding obligation of the Partnership and the General Partner, as the case may be, enforceable against the Partnership and the General Partner, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit B to Unit Purchase Agreement

Exhibit C – Form of Transfer Application

CERTIFICATION RELATED TO ISSUANCE OF UNITS

The undersigned (“Recipient”) hereby applies for issuance to the name of the Recipient of [                    ] Common Units and hereby certifies to Penn Virginia Resource Partners, L.P. (the “Partnership”) that the Recipient (including to the best of Recipient’s knowledge, any person for whom the Recipient will hold the Common Units) is an Eligible Citizen.

The Recipient (a) requests admission as an Additional Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Recipient has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Recipient’s attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Recipient’s admission as a Additional Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: [    ], 2012

[ ]
Social Security or other identifying number

$
Signature of Recipient
Purchase Price including commissions, if any
Penn Virginia Resource Partners, L.P. Five Radnor Corporate Center, Suite 500 100 Matsonford Road Radnor, Pennsylvania 19087

Name and Address of Recipient

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Exhibit C to Unit Purchase Agreement

If not an Individual (check one):

☐	the entity is subject to United States federal income taxation on the income generated by the Partnership;

☐	the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income tax on the income generated by the Partnership;

☐	the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) a pass-through entity, but not all of its beneficial owners are subject to United States federal income taxation on the income generated by the Partnership. Important Note – by checking this box, the Recipient is acknowledging that it is not an Eligible Citizen.

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is .

3.	My home address is .

B.	Partnership, Corporation or Other Interestholder

1.	[ ] is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is [ ].

3.	The interestholder’s office address and place of incorporation (if applicable) is [ ].

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Exhibit C to Unit Purchase Agreement

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

[ ]

By:
Name:	[ ]
Title:	[ ]

Note: If the Recipient is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Recipient is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Recipient will hold the Common Units shall be made to the best of the Recipient’s knowledge.

Exhibit C to Unit Purchase Agreement

EXHIBIT D — Form of Amendment to Limited Partnership Agreement

FORM OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PENN VIRGINIA RESOURCE PARTNERS, L.P.

This Amendment No. [    ] (this “Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the Partnership”), is effective as of [                ], 2012, by Penn Virginia Resource GP, LLC, a Delaware limited liability company (the “General Partner”) as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

WHEREAS, the General Partner and the Limited Partners of the Partnership entered into that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 10, 2011 (the “Partnership Agreement”);

WHEREAS, Section 5.6(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons and for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners;

WHEREAS, Section 5.6(b) of the Partnership Agreement provides that the Partnership Securities authorized to be issued by the Partnership pursuant to Section 5.6(a), may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as shall be fixed by the General Partner in the exercise of its sole discretion;

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may amend any provision of the Partnership Agreement that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and

WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment to provide for (i) the creation of a new class of Units to be designated as Class B Units and to fix the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Class B Units, including without limitation the conversion of the Class B Units into Common Units in accordance with the terms described herein, and (ii) such other matters as are provided herein.

NOW, THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

A. Amendment. The Partnership Agreement is hereby amended as follows:

1. Article I is hereby amended to add or restate, as applicable, the following definitions:

“Class B Unit” means a Partnership Security representing a fractional part of the Partnership Securities of all Limited Partners and Assignees, and having the rights and obligations specified with respect to a Class B Unit in this Agreement. A Class B Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Class B Unit Distribution” has the meaning assigned to such term in Section 5.10(d).

“Class B Unit Purchase Agreement” means the Unit Purchase Agreement, dated as of April 9, 2012, between the Partnership and the Unit Purchaser.

“Class B Unit Price” shall have the meaning given it in the Class B Unit Purchase Agreement.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Common Units in this Agreement. A Class B Unit will not constitute a Common Unit until the Conversion Date.

“Common Unit Equivalent” means a Common Unit or, in the case of an issuance of an Partnership Security exercisable, exchangeable, or convertible into a Common Unit, the equivalent number of Common Units for which such other issuance of Partnership Securities is exercisable, exchangeable or convertible into, on an accreted and fully diluted basis; provided, that “Common Unit Equivalent” shall not include (i) Common Units issued upon conversion of the Special Units (as defined in [Amendment No. 1]) or the Class B Units, (ii) any options, warrants or other convertible instruments outstanding on the effective date of this Amendment, or the issuance of Common Units or other Partnership Securities in respect thereof, (iii) Units issued in lieu of distributions on other Outstanding Units or (iii) Common Units or other Partnership Securities issued pursuant to any long term incentive plans of the Partnership or its Affiliates.

“Common Units Deemed Outstanding” means, as of a particular time of determination, the sum of (i) the number of Common Units issued and outstanding at such time plus (ii) the number of Common Units issuable upon exercise, exchange or conversion (as the case may be) of Options and Convertible Securities then outstanding (with the number of Common Units so issuable upon exercise, exchange or conversion (as the case may be) of such Options and such Convertible Securities to be determined based upon the maximum number of Common Units that could be issuable under such Options and such Convertible Securities pursuant to the terms and conditions thereof (other than anti-dilution provisions under which an adjustment has not yet then occurred)), all regardless of whether such Options or Convertible Securities are actually then exercisable, exchangeable or convertible (as the case may be) and disregarding any limitations on exercise, exchange or conversion thereof.

“Convertible Securities” means any security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Units.

“Conversion Date” means, with respect to each Class B Unit, the date that is the earlier of: (i) the date on which the Partnership has completed the conversion of such Class B Unit pursuant to Section 5.10(c)(i), (ii) or (iii); and (ii) the date on which the Partnership delivers notice to the holders of the Class B Units that the Class B Units have converted into Common Units pursuant to Section 5.10(c)(iv).

“Director” means each member of the Board of Directors, and comprises the Public Directors and Purchaser Directors.

“Initial Class B Unit” means a Class B Unit that is issued by the Partnership to the Unit Purchaser at the closing under the Class B Unit Purchase Agreement.

“Minimum Conversion Amount” means, with respect to each holder’s Class B Units, a number of Class B Units having a value of $50.0 million, which value is calculated by multiplying the number of Class B Units to be converted by the VWAP Price as of the date on which the holder of a Class B Unit delivers notice to the Partnership of its election to convert a portion or all of its Class B Units pursuant to Section 5.10(c)(i).

“Options” means any rights, warrants or options to subscribe for or purchase Common Units or Convertible Securities.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Outstanding Partnership Securities of any class then Outstanding acquired directly from the General Partner or its Affiliates or (y) to any Class B Units acquired pursuant to the Class B Unit Purchase Agreement or PIK Units in respect thereof, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the board of directors of the General Partner. Each Common Unit resulting from conversion pursuant to Section 5.10(c) will be deemed to be Outstanding for as long such Common Unit is held by the Unit Purchaser or any of its affiliates.

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units and Class B Units. Partnership Security shall not include the General Partner Interest.

“PIK Unit” means a Class B Unit issued pursuant to a Class B Unit Distribution.

“Preference Termination Date” means with respect to a Class B Unit the date such Class B Unit becomes eligible for conversion pursuant to Section 5.10(c)(i), (ii) or (iii).

“Preferred Class B Unit” means any Class B Unit that is not, at the time of determination, eligible for conversion pursuant to Section 5.10(c)(i), (ii) or (iii).

“Privately Placed Unit” means an Initial Class B Unit, PIK Unit or converted Class B Unit.

“Public Director” means a member of the Board of Directors other than the Purchaser Directors.

“Purchaser Director” shall mean a member of the Board of Directors appointed by the Unit Purchaser pursuant to Section 13.4(c).

“Registration Rights Agreement” means the Registration Rights Agreement dated [•], 2012 by and among the Partnership and the Unit Purchaser.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(b)(i), 6.1(b)(ii), 6.1(b)(iii), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(vi), 6.1(b)(viii), or 6.1(b)(x).

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units and Class B Units but shall not include the GP Interest.

“Unit Purchaser” means Riverstone V PVR Holdings, L.P., a Delaware limited partnership.

“VWAP Price” as of a particular date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the national securities exchange on which the Common Units are listed or admitted to trading, calculated over the consecutive 30-trading day period ending on the close of trading on the trading day immediately prior to such date.

2. Section 5.5(a) is hereby amended and restated as follows :

(a) The Partnership shall maintain for each Limited Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such

Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and the methodology set forth in Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property (other than PIK Units) made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. In connection with the foregoing, the General Partner shall adopt the methodology set forth in the proposed noncompensatory option regulations under Proposed Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3, unless otherwise required by applicable law.

3. Section 5.5(d)(i) is hereby amended and restated as follows:

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, or the Preference Termination Date of a Class B Unit, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance (or, in the case of the occurrence of a Preference Termination Date of a Class B Unit, immediately after such preference termination) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the occurrence of a Preference Termination Date of a Class B Unit, first to the Partners holding Common Units and Class B Units for which the Preference Termination Date has occurred until the Capital Account attributable to each such Unit is the same, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the occurrence of a Preference Termination Date is not sufficient to cause the Capital Account attributable to each Common Unit and Class B Unit for which the Preference Termination Date has occurred to be the same, then Capital Account balances shall be reallocated between the Partners holding such Units so as to cause the Capital Account attributable to each such Unit to be the same, in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining Unrealized Gain or Unrealized Loss in connection with the issuance of additional Partnership Interests or a Preference Termination Date, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or immediately after the preference termination) shall be determined by the General Partner using such method of valuation as it may adopt. For this purpose, the General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, based on the current trading price of the Common Units, and taking fully into account the fair market value of the Partnership Interests (on a fully converted basis) of all Partners at such time and, if before the Preference Termination Date of any Class B Units, may reduce the fair market value of all Partnership assets by the excess, if any, of the fair market value of any Class B Units for which the Preference Termination Date has not occurred over the aggregate Capital Accounts attributable to such Class B Units to the extent of any Unrealized Gain that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

4. Article V is hereby amended to add a new Section 5.10 creating a new series of Units as follows:

Section 5.10 Establishment of Class B Units

(a) The General Partner hereby designates and creates a series of Units to be designated as “Class B Units,” having the terms and conditions set forth herein.

(b) The holders of the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions pursuant to Section 12.4, in accordance with Article XII.

(c) Conversion of Class B Units

(i) Subject to Sections 5.10(c)(ii), (iii) and (iv) a holder of Class B Units may elect, at any time on or after July 1, 2014, to convert an amount of its Class B Units equaling or exceeding the Minimum Conversion Amount into Common Units on a one-for-one basis by delivery of: (A) written notice to the Partnership setting forth the number of Class B Units it holds, the number of Class B Units it is electing to convert, and other applicable information as may be reasonably requested by the Partnership and (B) if such Class B Units are Certificated, a Class B Unit Certificate to the Transfer Agent representing an amount of Class B Units at least equal to the amount such holder is electing to convert (or an instruction letter to the Transfer Agent if the Class B Units are in book-entry form), together with such additional information as may be requested by the Transfer Agent). Thereafter, Partnership shall take commercially reasonable steps to complete the conversion in accordance with this Section 5.10(c). In the case of any Certificate representing Class B Units which are converted in part only, upon such conversion the Transfer Agent shall authenticate and deliver to the holder of Class B Units thereof, at the expense of the Partnership, a new Certificate representing the number of Class B Units not so converted.

(ii) If the Common Units had a VWAP Price of $30.00, as adjusted for splits, combinations and other similar transactions after the date hereof, or more as of any date during the quarter ending December 31, 2013, then on or after January 1, 2014, the holders of the Class B Units may convert up to 50% of the Outstanding Class B Units (equaling or exceeding the Minimum Conversion Amount) into Common Units on a one-for-one basic in the same manner as Section 5.10(c)(i).

(iii) If the Common Units had a VWAP Price of $30.00, as adjusted for splits, combinations and other similar transactions after the date hereof, or more as of any date during the quarter ending March 31, 2014, then on or after April 1, 2014, the holders of the Class B Units may convert up to 50% of the Outstanding Class B Units (equaling or exceeding the Minimum Conversion Amount) into Common Units on a one-for-one basis in the same manner as Section 5.10(c)(i).

(iv) The Class B Units eligible to convert pursuant to Sections 5.10(c)(i), (ii) and (iii) shall be determined on a unitholder-by-unitholder basis, such that the same proportion of each such holder’s Class B Units shall be eligible to convert as a result the occurrence of the events described therein.

(v) At any time on or after July 1, 2014 the Partnership, in its sole discretion, may convert all, but not less than all, of the Outstanding Class B Units into Common Units on a one-for-one basis. The Partnership shall deliver to each holder of Class B Units (A) a written notice at least five (5) Business Days prior to the date of the expected conversion and (B) a notice on the date of conversion pursuant to this Section 5.10(c)(v). Immediately as of the close of business on the date of conversion pursuant to this Section 5.10(c)(v), the Class B Units shall automatically convert into Common Units on a one-for-one basis.

(vi) Upon conversion, the rights of a holder of converted Class B Units as holder of Class B Units shall cease with respect to such converted Class B Units, including any rights under this Agreement with respect to holders of Class B Units, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement. Each Class B Unit shall, upon its Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Unit into which such Class B Unit converted.

(vii) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Class B Units. However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common Units (or notation of book entry) being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(viii) (A) The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all Outstanding Class B Units into LP Units to the extent provided in, and in accordance with, this Section 5.10(c).

(B) All Common Units delivered upon conversion of the Class B Units shall be newly issued, shall be duly authorized and validly issued, and shall be free from preemptive rights and free of any lien or adverse claim.

(C) The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Class B Units and, if the Common Units are then listed or quoted on the New York Stock Exchange, or any other National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Class B Units to the extent permitted or required by the rules of such exchange or market.

(D) Notwithstanding anything herein to the contrary, nothing herein shall give to any holder of Class B Units any rights as a creditor in respect of its right to conversion.

(d) Distributions.

(i) Each Class B Unit shall have the right to share in distributions pursuant to Section 6.3(a) on a pro rata basis with the other Units; provided, however, that each Class B Unit shall not have the right to share in distributions pursuant to Section 6.3(a) for the quarter ending March 31, 2012. Each distribution payable in respect of the Class B Units (the “Class B Unit Distribution Amount”) shall be paid in Class B Units, or at the option of the Partnership, in cash (such distribution, a “Class B Unit Distribution”). The number of PIK Units to be issued in connection with a Class B Unit Distribution shall be the quotient of (A) the Class B Distribution Amount divided by (B) the VWAP Price calculated as of the date the Class B Unit Distribution is declared; provided that instead of issuing any fractional PIK Units, the Partnership shall round the number of PIK Units issued down to the next lower whole PIK Unit and pay cash in lieu of such fractional units, or at the Partnership’s option, the Partnership may round the number of PIK Units issued up to the next higher whole PIK Unit.

(ii) Notwithstanding anything in this Section 5.10(d) to the contrary, with respect to Class B Units that are converted into Common Units, the Holder thereof shall not be entitled to a Class B Unit Distribution and a Common Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date.

(iii) When any PIK Units are payable to a holder of Class B Units pursuant to this Section 5.10, the Partnership shall issue the PIK Units to such holder no later than the date the corresponding distributions are made pursuant to Section 6.3(a) (the date of issuance of such PIK Units, the “PIK Payment Date”). On the PIK Payment Date, the Partnership shall issue to such holder of Class B Units a certificate or certificates for the number of PIK Units to which such holder of Class B Units shall be entitled, or, at the request of the holder, a notation in book entry form in the books of the Transfer Agent.

(iv) For purposes of maintaining Capital Accounts, if the Partnership distributes one or more PIK Units to a holder of Class B Units, (i) the Partnership shall be treated as distributing cash to such holder of Class B Units equal to the Class B Distribution Amount, and (ii) the holder of Class B Units shall be treated as having contributed to the Partnership in exchange for such newly issued PIK Units an amount of cash equal to the Class B Distribution Amount less the amount of any cash distributed by the Partnership in lieu of fractional PIK Units.

(v) Subject to and without limiting the other provisions of this Section 5.10, each Class B Unit shall have the right to share in distributions of cash, securities or other property and in the form of such cash, securities or other property (other than distributions pursuant to Section 6.3(a)) on a pro rata basis with the Common Units as if the Class B Units and Common Units were the same class of Unit.

(e) Voting. The Class B Units will have such voting rights pursuant to the Agreement as such Class B Units would have if they were Common Units that were then Outstanding and shall vote together with the Common Units as a single class, except that the Class B Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests in any material respect or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class.

(f) Merger and other Extraordinary Transactions. Notwithstanding anything in Section 12.4(c) to the contrary, if (1) there shall be (a) a statutory unit exchange, consolidation, merger or combination involving the Partnership, other than a merger in which the Partnership is the continuing partnership and which does not result in any change (other than as a result of a subdivision or combination pursuant Section 6.3(e)) in Outstanding Common Units; or (b) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Partnership, directly or indirectly, to another Person; and (2) pursuant to such statutory unit exchange, consolidation, merger, combination, sale or conveyance, Outstanding Common Units are converted or exchanged into or for stock (other than Common Units), other securities, other property, assets or cash, then the holder of each Class B Unit shall, as a condition precedent to such statutory unit exchange, consolidation, merger, combination, sale or conveyance, be entitled to convert such Class B Unit at its election into either (A) the amount and kind of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a Common Unit immediately prior to such statutory unit exchange, consolidation, merger, combination, sale or conveyance would have been entitled to receive if all Outstanding Class B Units converted into Common Units immediately before such statutory unit exchange, consolidation, merger, combination, sale or conveyance (the “Reference Property”) or (B) if the Class B Unit is a Preferred Class B Unit, an amount of Reference Property having a value, in the reasonable determination of the General Partner, equal to the Class B Unit Price. Subject to Clause (2)(B) of the immediately preceding sentence, if the statutory unit exchange, consolidation, merger, combination, sale or conveyance causes the Common Units to be converted into the right to receive more than a single type of consideration (including based in part upon any form of election), the holders of Class B Units shall have the same rights in respect thereof as the holders of Common Units and the Reference Property into which each Class B Unit will be convertible will be deemed to be the same as would be the consideration for a Common Unit. However, at and after the effective time of the statutory unit exchange, consolidation, merger, combination, sale or conveyance, any amount otherwise payable in cash upon conversion of the Class B Units will continue to be payable in cash. None of the foregoing provisions shall affect the right of a holder of Class B Units to convert its Class B Units in accordance with, and subject to, the provisions of Section 5.10(c)(i), (ii), or (iii) prior to the record date of such statutory unit exchange, consolidation, merger, combination, sale or conveyance.

(g) Class B Dilutive Issuance. If the Partnership issues Common Unit Equivalents during the period beginning with the effective date of this Amendment and ending on July 1, 2014 at a gross issuance price per Common Unit Equivalent that is less than the Class B Unit Price, the Partnership shall issue a number of additional Class B Units to the Unit Purchaser on the date of such issuance equal to the excess over (i) the number of Class B Units then outstanding of (ii) the number obtained by multiplying the number of Class B Units then outstanding by a fraction, (A) the numerator of which is the sum of (1) the number of Common Units Deemed Outstanding and (2) the number of Common Units Equivalents so then issued and (B) the denominator is the sum of (1) the number of Common Units Deemed Outstanding and (2) the number of Common Unit Equivalents that would have been issued and resulted in the same offering proceeds if the per unit issuance were at the Class B Unit Price. If the Partnership issues or sells any convertible or exchangeable securities and the price per unit for which Common Units are issuable upon such conversion or exchange is less than the Class B Unit Price, the issuance price per Common Unit Equivalent of such convertible or exchangeable securities for purposes of this Section 5.10(g) shall be determined by dividing (a) the total amount received or receivable by the Partnership as consideration for the issue or sale of such convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Partnership upon the conversion or exchange thereof, by (b) the total maximum number of Common Units issuable upon the conversion or exchange of all such convertible or exchangeable securities. No further application of this provision shall be made when Common Units are actually issued upon the conversion or exchange of such convertible or exchangeable securities. If any Common Unit Equivalent is issued for cash, the consideration received for such Common Unit Equivalent shall be deemed to be the gross amount of cash received by the Partnership for such Common Unit Equivalent. If any Common Unit Equivalent is issued for consideration other than cash, the value of the consideration other than cash received by the Partnership shall be determined in good faith by the General Partner based on its reasonable determination of the fair market value thereof.

5. Article V is hereby amended to add a new Section 5.11 implementing certain transfer restrictions on the Privately Placed Units:

Section 5.11 Transfers of Privately Placed Units. The transfer of a Privately Placed Unit shall be subject to Section 6.4(b).

6. Section 6.1(a) is hereby amended and restated as follows:

(a) Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(b), Net Income and Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable period shall be allocated to the Unitholders, Pro Rata; provided, however, that prior to the Preference Termination Date with respect to a Class B Unit, such Class B Unit shall not be treated as Outstanding for the purposes of this Section 6.1(a).

7. Section 6.1(b) is hereby amended to add amend and restate Section 6.1(b)(x) as follows:

(x) Limitation on Loss Allocations. Notwithstanding any other provision of this Section 6.1, to the extent that an allocation of Net Loss would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of a taxable period (or increase any existing deficit balance in its Adjusted Capital Account), such Net Loss shall be allocated (A) first, to the holders of Units other than Preferred Class B Units, in proportion to and to the extent of the positive Adjusted Capital Account balances attributable to such Units, and (B) thereafter, to the holders of Preferred Class B Units, in proportion to and to the extent of the positive Adjusted Capital Account balances attributable to such Units.

8. Section 6.1(b) is hereby amended to add a new Section 6.1(b)(xi):

(xi) Allocations with respect to Class B Units.

(A) If the Liquidation Date occurs before July 1, 2014, all items of income, gain, loss and deduction for a taxable period ending upon or after the Liquidation Date shall be allocated among the Partners in a manner that to the nearest extent possible results in a Per Unit Capital Amount of each Preferred Class B Unit equal to the greater of (I) the Per Unit Capital Amount for a Common Unit that is not a Privately Placed Unit and (II) the Class B Unit Price.

(B) Items of Partnership gross income or gain, if any, for each taxable period shall be allocated to the holders of Class B Units, Pro Rata, until the aggregate amount of such items allocated pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all cash distributions made to the holders of Class B Units pursuant to Section 5.10(d)(i) (and for the avoidance of doubt, without taking into account the cash distributions treated as made to holders of Class B Units pursuant to Section 5.10(d)(iv)). The Partnership agrees that it will not treat the distribution of any PIK Units with respect to the Class B Units as a guaranteed payment.

9. Article VI is hereby amended to add a new Section 6.3(e) as follows:

(e) For the avoidance of doubt, upon any pro rata distribution of Partnership Securities to all Record Holders of Common Units or any subdivision or combination (or reclassified into a greater or smaller number) of Common Units, the Partnership will proportionately adjust the number of Class B Units as follows: (a) if the Partnership issues Partnership Securities as a distribution on its Common Units or subdivides the Common Units (or reclassifies them into a greater number of Common Units) then the Class B Units shall be subdivided into a number of Class B Units equal to the result of multiplying the number of Class B Units by a fraction, (A) the numerator of which shall be the sum of the number of Common Units Outstanding immediately prior to such distribution or subdivision plus the total number of Partnership Securities (or if greater, Common Unit Equivalents of such Partnership Securities) constituting such distribution or newly created by such subdivision; and (B) the denominator of which shall be the number of Common Units Outstanding immediately prior to such distribution or subdivision; and (b) if the Partnership combines the Common Units (or reclassifies them into a smaller number of Common Units) then the Class B Units shall be combined into a number of Class B Units equal to the result of multiplying the number of Class B Units by a fraction, (A) the numerator of which shall be the sum of the number of Common Units Outstanding immediately following such combination; and (B) the denominator of which shall be the number of Common Units Outstanding immediately prior to such combination.

10. Article VI is hereby amended to add a new Section 6.4 as follows:

Section 6.4 Special Provisions Relating to the Holders of Class B Units.

(a) Except as otherwise provided herein, the holder of a Class B Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of any Class B Unit into Common Units pursuant to Section 5.10(c), the Unitholder holding a Class B Unit that is to be converted shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Class B shall remain subject to the provisions of Section 6.4(b).

(b) A Unitholder holding a Class B Unit that has converted into a Common Unit pursuant to Section 5.10(c) shall not be issued a Common Unit Certificate pursuant to Section 4.1 and shall not be permitted to transfer its converted Class B Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that upon transfer, each such converted Class B Unit should have intrinsic economic and U.S. federal income tax characteristics to the transferee, in all material respects, that are the same as the intrinsic economic and U.S. federal income tax characteristics that a Common Unit (other than a converted Class B Unit) would have to such transferee upon transfer. At the request of the holders of a majority of the Class B Units, the General Partner shall make allocations of income, gain, loss and deductions with respect to the Class B Units or Common Units, as necessary and appropriate to provide economic uniformity to the Class B Units that have been converted into Common Units or for which the Preference Termination Date has occurred in preparation for a conversion or transfer of such Units. The General Partner shall act in good faith and shall make the determinations set forth in this Section 6.4(b) as soon as practicable following the Preference Termination Date of a Class B Unit.

11. Section 13.3 is hereby amended to append new subsection (g) as follows:

(g) Without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment or waiver that has the effect of modifying the rights or preferences of the Class B Units and that the General Partner determines could result in an adverse effect on the Common Units, as a class, must be approved by a majority of the Public Directors.

12. Section 13.4(b) is hereby amended and restated in its entirety as follows:

(b) (i) An annual meeting of the Limited Partners holding Outstanding Units for the election of the Public Directors to the Board of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Outstanding Units shall be held in June of each year beginning in 2011 or at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii) The Limited Partners holding Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) shall vote together as a single class for the election of Public Directors to the Board of Directors (but such Limited Partners and their Units shall not, however, be treated as a separate class of Partners or Partnership Securities for purposes of this Agreement). The Limited Partners described in the immediately preceding sentence shall elect by a plurality of the votes cast at such meeting persons to serve as Directors who are nominated in accordance with the provisions of this Section 13.4(b). The exercise by a Limited Partner of the right to elect the Public Directors and any other rights afforded to such Limited Partner under this Section 13.4(b) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(iii) Solely with respect to the election and removal of Public Directors to the Board of Directors, the General Partner, those Limited Partners holding a direct interest in the General Partner and any Affiliates of such Limited Partners shall not be entitled to vote Units that are otherwise entitled to vote at any meeting of the Unitholders. If the General Partner has provided at least thirty days advance notice of any meeting at which Public Directors are to be elected, then the Limited Partners holding Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) that attend such meeting shall constitute a quorum, and if the General Partner has provided less than thirty days advance notice of any such meeting, then Limited Partners holding a majority of the Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) shall constitute a quorum.

(iv) The number of Directors on the Board of Directors shall be eleven (including the Purchaser Directors), unless otherwise fixed from time to time pursuant to a resolution adopted by a majority of the Directors then in office. Immediately prior to the effectiveness of this Agreement, the number of Directors on the Board of Directors was six and, upon the effectiveness of this Agreement, each person serving as a Director immediately prior to the effectiveness of this Agreement shall continue as a Public Director and the Board of Directors shall contain three vacancies. Until such time as a Triggering Resolution has been adopted, each Public Director shall be elected to serve a term of one year to expire at the next annual meeting. Upon the resignation or removal of the Purchaser Directors pursuant to Section 13.4(c)(ii), the number of Directors on the Board of Directors shall be reduced to nine.

(v) This Section 13.4(b)(v) shall become effective upon the adoption of a Triggering Resolution, and no portion of this Section 13.4(b)(v) shall be effective unless and until a Triggering Resolution has been adopted. The Public Directors shall be divided into three groups, Group I, Group II, and Group III. The number of Directors in each group shall be the whole number contained in the quotient arrived at by dividing the authorized number of Public Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra Director shall be a member of Group I and if the fraction is two-thirds, one of the extra Directors shall be a member of Group I and the other shall be a member of Group II. Each Public Director shall serve for a term ending as provided herein; provided, however, that the Public Directors designated in the Triggering Resolution to Group I shall serve for an initial term that expires at the annual meeting of Limited Partners held immediately following the Triggering Resolution, the Public Directors designated in the Triggering Resolution to Group II shall serve for an initial term that expires at the second annual meeting of Limited Partners held following the Triggering Resolution, and the Public Directors designated in the Triggering Resolution to Group III shall serve for an initial term that expires at the third annual meeting of Limited Partners held following the Triggering Resolution. At each succeeding annual meeting of Limited Partners beginning with the first annual meeting following the Triggering Resolution, successors to the Public Directors whose term expires at that annual meeting shall be elected for a three-year term.

(vi) Each Public Director shall hold office for the term for which such Public Director is elected and thereafter until such Public Director’s successor shall have been duly elected and qualified, or until such Public Director’s earlier death, resignation or removal. If, following a Triggering Resolution, the number of Directors is changed, any increase or decrease shall be apportioned among the groups so as to maintain the number of Public Directors in each group as nearly equal as possible, and any additional Public Director of any group elected to fill a vacancy resulting from an increase in such group shall hold office for a term that shall coincide with the remaining term of that group, but in no case will a decrease in the number of Public Directors shorten the term of any incumbent Public Director. A majority of the remaining Directors may nominate and elect a person to fill any vacancy on the Board of Directors (including any vacancy caused by an increase in the number of Directors on the Board of Directors, but excluding a vacancy caused by the death, resignation or removal of a Purchaser Director). Any Public Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. Notwithstanding Section 13.11 of this Agreement, a Public Director may be removed only at a meeting of the Limited Partners upon the affirmative vote of Limited Partners (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) holding a majority of the Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners); provided, however, a Public Director may only be removed if, at the same meeting, Limited Partners holding a majority of the Outstanding Units nominate a replacement Public Director (and any such nomination shall not be subject to the nomination procedures otherwise set forth in this Section 13.4), and Limited Partners (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) holding a majority of the Outstanding Units (other than the General Partner and those Limited Partners holding a direct interest in the General Partner or any Affiliates of such Limited Partners) also vote to elect a replacement Public Director, and, provided, further, following a Triggering Resolution, a Public Director may only be removed for cause.

(vii) (A) (1) Nominations of persons for election of Public Directors to the Board of Directors of the General Partner may be made at an annual meeting of the Limited Partners only pursuant to the General Partner’s notice of meeting (or any supplement thereto) (a) by or at the direction of a majority of the Directors or (b) by a Limited Partner, or a group of Limited Partners, that holds or beneficially owns, and has continuously held or beneficially owned without interruption for the prior eighteen (18) months, 5% of the Outstanding Units (in either case, a “Limited Partner Group”) if each member of the Limited Partner Group was a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner, and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii).

(2) For any nominations brought before an annual meeting by a Limited Partner Group pursuant to clause (b) of paragraph (A)(1) of this Section 13.4(b)(vii), the Limited Partner Group must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner Group’s notice shall be delivered to the General Partner not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Limited Partner Group must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). For purposes of the 2011 annual meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30, 2011. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above. Such Limited Partner Group’s notice shall set forth: (a) as to each person whom the Limited Partner Group proposes to nominate for election as a Public Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Public Director if elected; and (b) as to each member of the Limited Partner Group giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partners, as they appear on the Partnership’s books and records, and of such beneficial owners, (ii) the class or series and number of Units which are owned beneficially and of record by such Limited Partners and such beneficial owners, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among any or all members of such Limited Partner Group and/or such beneficial owners, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, equity appreciation or similar rights, hedging transactions, and borrowed or loaned Units) that has been entered into as of the date of the Limited Partner Group’s notice by, or on behalf of, any members of such Limited Partner Group and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of Unit price changes for, or increase or decrease the voting power of, such Limited Partners and such beneficial owner, with respect to Units, (v) a representation that each member of the Limited Partner Group is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether any member of the Limited Partner Group or the beneficial owners, if any, intend or are part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s Outstanding Units required to elect the nominee and/or (b) otherwise to solicit proxies from Limited Partners in support of such nomination, and (vii) any other information relating to any member of such Limited Partner Group and beneficial owners, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations promulgated thereunder. The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Public Director of the General Partner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(b)(vii) to the contrary, in the event that the number of Public Directors to be elected to the Board of Directors of the General Partner is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13.4(b)(vii) and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner Group’s notice required by this Section 13.4(b)(vii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership or the General Partner.

(B) Nominations of persons for election as a Public Director to the Board of Directors may be made at a special meeting of Limited Partners at which Public Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of a majority of the Directors or (2) provided that the Board of Directors has determined that Public Directors shall be elected at such meeting, by any Limited Partner Group pursuant to Section 13.4(a) hereof, if each member of such Limited Partner Group is a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii). In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Public Directors to the Board of Directors, any such Limited Partner Group may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner Group’s notice required by paragraph (A)(2) of this Section 13.4(b)(vii) shall be delivered to the General Partner not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above.

(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(b) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Public Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(b) (including whether the members of the Limited Partner Group or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner Group’s nominee in compliance with such Limited Partner Group’s representation as required by clause (A)(2)(a)(vi) of this Section 13.4(b)(vii)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(b), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13.4(b), unless otherwise required by law, if each member of the Limited Partner Group (or a qualified representative of each member of the Limited Partner Group) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. For purposes of this Section 13.4(b), to be considered a qualified representative of a member of the Limited Partner Group, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.

(2) For purposes of this Section 13.4(b)(vii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Partnership or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 13.4(b)(vii), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(b)(vii); provided however, that any references in this Agreement to the Securities Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(b)(vii) (including paragraphs A(1)(b) and B(2) hereof), and, to the fullest extent permitted by law, compliance with paragraphs A(1)(b) and B(2) of this Section 13.4(b)(vii) shall be the exclusive means for a Limited Partner to make nominations.

(viii) This Section 13.4(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(ix) The Partnership and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(b), including, without limitation, amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that the Public Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(b).

(x) If the General Partner delegates to an existing or newly formed wholly owned Subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(b) shall be applicable with respect to the Board of Directors or other governing body of such Subsidiary.

13. Section 13.4 is hereby further amended to add a new section 13.4(c) as follows:

(c) Purchaser Directors.

(i) Until all Class B Units have been converted to Common Units pursuant to Section 5.10(c) and for so long thereafter as Common Units issued upon such conversion represent at least 10% of the total number of Outstanding Units and, in each case, such units are held by the Unit Purchaser and/or any of its Affiliates, the Unit Purchaser shall have the right to designate and appoint two Directors to the Board of Directors (such directors, the “Purchaser Directors”). Each Purchaser Director shall hold office until such Purchaser Director’s earlier death, resignation or removal by the Unit Purchaser.

(ii) After all Class B Units have been converted to Common Units pursuant to Section 5.10(c), upon the Common Units issued upon such conversion and held by the Unit Purchaser and any of its Affiliates ceasing to consist of at least 10% of the total number of Outstanding Units, the Unit Purchaser shall cause the Purchaser Directors to resign or be removed from the Board of Directors, and thereafter the Board of Directors shall consist only of Public Directors; provided, that anytime thereafter in which the Common Units issued upon conversion of Class B Units held by the Unit Purchaser and/or any of its Affiliates represent at least 10% of the total number of Outstanding Units, the Unit Purchaser shall be entitled to reappoint two Purchaser Directors.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signatures on following page]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER: Penn Virginia Resource GP, LLC

By:
Name: Robert B. Wallace
Title: Executive Vice President and Chief Financial Officer

AMENDMENT TO FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

PENN VIRGINIA RESOURCE PARTNERS, L.P.